Exhibit 10.78

Portions of this document have been redacted pursuant to a confidential treatment request and filed separately with the Securities and Exchange Commission.  Redaction portions are marked with “*****.”

COLLABORATION AND LICENSE AGREEMENT

This Collaboration and License Agreement (the “Agreement”) between ISIS PHARMACEUTICALS, INC. of 2292 Faraday Avenue, Carlsbad, CA 92008, USA (“Isis”) and ERCOLE BIOTECH, INC., of 202 Glenview Place, Chapel Hill, NC 27514 (“Ercole”) is entered into and made effective this 16th day of May, 2003 (the “Effective Date”).

INTRODUCTION AND OVERVIEW

Cross License

Isis and Ercole each possess Patents related to RNA Splicing.  Each Party wishes to cross license its Patents related to RNA Splicing to the other Party in exchange for a license to the other Party’s RNA Splicing Patents.

Each Party will choose a fixed pool of exclusive Gene Targets for their research and development efforts and will receive an exclusive license to use the other Party’s RNA Splicing Patents to discover and develop Products that modulate such exclusive Gene Targets (either “Ercole Exclusive Products” or “Isis Exclusive Products,” each as further defined below). In exchange for these exclusive licenses, each Party will pay royalties and milestones on their respective Exclusive Products.

Any Gene Target that is not exclusively reserved by a Party will be referred to as a “Nonexclusive Target” (as further defined below). Each Party may also use the other Party’s RNA Splicing Patents to discover or develop Products that modulate a Nonexclusive Target (“Nonexclusive Products” as further defined below) on a non-exclusive basis (as further described below).

Collaboration

The Parties also wish to collaborate in the areas of drug discovery, medicinal chemistry and antisense, as further described below and in the Research Plan.

At Ercole’s request and on Ercole’s behalf, Isis will discover 2’-MOE modified Splicing Modulators (“MOE Products,” as further defined below) that modulate the Ercole Exclusive Targets. For each MOE Product, Isis will grant Ercole a non-exclusive license to Isis’ MOE Patents in exchange for an additional royalty.

In addition, Isis will grant Ercole an exclusive license to use the PNA Patents to discover, research, develop and commercialize Ercole Exclusive Products for a license fee and additional royalties and milestones (as further described below).

Isis will collaborate with Ercole to discover Splicing Modulators that modulate the Gene Target Bcl-x and will grant Ercole an exclusive license to Isis’ Bcl-x Patents in exchange for an additional royalty for each Bcl-x Product.  Bcl-x will count as an Ercole Exclusive Target and Bcl-x Products will be considered Ercole Exclusive Products.

As part of the collaboration, Ercole will, among other things, develop the MOE Products and PNA Products, evaluate medicinal chemistries and will test certain Splicing Modulators (as further described below and in the Research Plan).

Capitalized terms used in this Agreement have the meanings set forth in Exhibit 1.

AGREEMENT

ARTICLE 1

COLLABORATIVE RESEARCH PLAN

1.1                               General; Collaboration Term.

(a)                                  Ercole and Isis will work together under the Research Plan to develop Splicing Modulators.  At Ercole’s request, Isis will discover and design Splicing Modulators to modulate the Ercole Exclusive Targets as further provided for in the Research Plan.

(b)                                 The Collaboration Term will begin on the Effective Date and will continue for 3 years unless earlier terminated due to termination of the Agreement under Sections 8.2 or 8.3, or unless terminated or extended upon mutual agreement of the Parties.

1.2                               Targets: General.

Ercole and Isis will each select exclusive Gene Targets for their research and development efforts (the “Isis Exclusive Targets” or the “Ercole Exclusive Targets”).  Exhibit 2 hereto will contain a list of the initial Isis Exclusive Targets and Ercole Exclusive Targets. Gene Targets may be added to and removed from Exhibit 2 in accordance with the terms of this Section and Section 1.3.

1.3                               Targets: Number of, Designation, Approval and Replacement.

(a)                                  Number of Exclusive Targets.  As noted above, Exhibit 2 will list the initial Isis Exclusive Targets and Ercole Exclusive Targets agreed upon by the Parties. Isis will be able to designate twenty (20) Gene Targets as Isis Exclusive Targets at any time and Ercole will be able to designate twenty (20) Gene Targets as Ercole Exclusive Targets at any time; provided, however, that each Party may increase its respective Gene Target limit beyond the initial twenty (20) Gene Targets by paying the other Party ***** per each additional Gene Target.  Promptly after the Effective Date the Parties will meet to select their initial Exclusive Targets.

(b)                                 Exclusive Target Designation.  The Parties will designate their respective Exclusive Targets as follows:

(i)                                    Target Request.  The Party who wishes to designate a new Gene Target as one of its Exclusive Targets (the “Requesting Party”) will provide the other Party (the “Reviewing Party”) with written notice (the “Request Notice”) of the Gene Target it wishes to designate as an Exclusive Target (the “Proposed Exclusive Target”). The Request Notice will include the gene name and the NCBI accession number or nucleic acid sequence for the Proposed Exclusive Target.

(ii)                                 Target Review.  Within thirty (30) days of receiving the Request Notice, the Reviewing Party will notify the Requesting Party in good faith and in writing regarding (a) whether the Proposed Exclusive Target is subject to the Reviewing Party’s own Active Program and (b) the nature of any contractual obligations to a Third Party in effect at the time of the Request Notice that would preclude the Reviewing Party from granting a license under Section 2 or collaborating with the Requesting Party with respect to the Proposed Exclusive Target (the “Review Notice”).

(iii)                              Target Rejection due to Active Program.  If the Proposed Exclusive Target is subject to the Reviewing Party’s own Active Program, the Proposed Exclusive Target will be rejected and will not become an Exclusive Target of the Requesting Party. Rejected Proposed Exclusive Targets will remain Nonexclusive Gene Targets. Subject to subsection (iv) below, if the Proposed Exclusive Target is not rejected under this subsection (iii), the Proposed Exclusive Target will become an Exclusive Target of the Requesting Party and will be added to the Requesting Party’s list of Exclusive Targets on Exhibit 2.

(iv)                             Target Acceptance; Limitations.  If the Proposed Exclusive Target is subject to contractual limitations as identified in the Review Notice under Section 1.3(b)(ii), then within fifteen (15) days of receiving the Review Notice, the Requesting Party must notify the Reviewing Party whether or not it accepts the Proposed Exclusive Target subject to the contractual limitations set forth in the Review Notice. If the Requesting Party accepts the Proposed Exclusive Target, then the accepted Proposed Exclusive Target will become an Exclusive Target of the Requesting Party and will be added to the Requesting Party’s list of Exclusive Targets on Exhibit 2; provided, however that, with respect to such accepted Exclusive Target, the licenses granted under Section 2 below will be limited as described in the Review Notice.

(v)                                Target Rejection = Request.  If the Reviewing Party rejects a Proposed Exclusive Target, such rejection will constitute a Request

Notice by the Reviewing Party for such Proposed Exclusive Target that will then be processed according to this Section 1.3(b).

(c)                                  Exclusive Target Removal.  After the Effective Date, a Party may remove Gene Targets from its list of Exclusive Targets on Exhibit 2, by (i) providing the other Party written notice of its election to do so and (ii) updating the list on Exhibit 2 to remove the Gene Target; provided, however, that each Party may only remove up to five (5) Gene Targets from its list of Exclusive Targets in any six month period. In addition, once a Party removes a Gene Target from its list of Exclusive Targets, such Party cannot attempt to re-designate the removed Gene Target as an Exclusive Target until two years have passed from the date such Gene Target was removed. Any Exclusive Target removed under this section will become a Nonexclusive Target.

1.4                               Collaborative Research Plan.

(a)                                  General Overview.  Upon Ercole’s request, Isis will identify Splicing Modulators that modulate the splicing of Ercole Exclusive Targets as more specifically described in the Research Plan. The ownership and use of all materials, including Splicing Modulators, and of all data and information generated as a result of identifying such Splicing Modulators or as otherwise provided to Ercole by Isis pursuant to this Agreement, is governed by the Research Plan. The Parties will collaborate together as more specifically described in the Research Plan.

ARTICLE 2

LICENSE GRANTS AND OTHER RIGHTS

2.1                               License Term.  As used herein, “License Term” means the term beginning on the Effective Date and continuing, on a Product-by-Product and country-by-country basis, for the life of the Patent rights upon which such Product is based on or utilizes in such country.

2.2                               Isis License Grants.  Subject to the limitations set forth in Section 1.3(b)(iv) and termination provisions set forth in Sections 2.2(b) below, Isis grants Ercole the following licenses:

(a)                                  License Grants.

(i)                                    Isis grants Ercole an exclusive worldwide license to the Isis Splicing Patents solely to research, develop, make and have made, offer for sale, sell, import and export Ercole Exclusive Products.

(ii)                                 Isis grants Ercole a non-exclusive worldwide license to the Isis Splicing Patents solely to research, develop, make and have made, offer for sale, sell, import and export Ercole Nonexclusive Products.

(iii)                              Isis grants Ercole a non-exclusive worldwide license to the MOE Patents solely to develop, make and have made, offer for sale, sell, import and export MOE Products.

(iv)                             Isis grants Ercole an exclusive worldwide license to the Bcl-x Patents solely to research, develop, make and have made, offer for sale, sell, import and export Ercole Exclusive Products.

(v)                                Isis grants Ercole an exclusive worldwide license to the PNA Patents solely to develop, make and have made, offer for sale, sell, import and export PNA Products.

(vi)                             Isis grants Ercole an exclusive worldwide license to the Jointly Owned Invention Patents (as defined in Section 4.1) solely to research, develop, make and have made, offer for sale, sell, import and export Ercole Exclusive Products.

(b)                                 Termination of Licenses.

(i)                                    Upon written notice to Ercole, Isis may terminate the licenses granted under Subsections (i), (iii), (iv), (v) and (vi) of this Section 2.2(a) with respect to any Ercole Exclusive Target for which Ercole has discovered a Splicing Modulator (either on its own or with Isis as part of the Research Plan) if Isis provides Ercole with written notice that Isis believes such Ercole Exclusive Target is not part of an Active Program and Ercole does not make such Ercole Exclusive Target part of an Active program within 12 months following receipt of such notice.

(ii)                                 Upon written notice to Ercole, Isis may terminate the licenses granted under Subsections (i), (iii), (iv), (v) and (vi) of this Section 2.2 with respect to any Bcl-x Products if Bcl-x does not continue to be an Ercole Exclusive Target.

(iii)                              Upon written notice to Ercole, Isis may terminate the licenses granted under Subsections (i), (iii), (iv), (v) and (vi) of this Section 2.2 with respect to Bcl-x Products if a Bcl-x Product does not meet the Bcl-x Milestones. For clarification, so long as any Ercole Bcl-x Product meets the Bcl-x Milestones, Isis cannot invoke this Section 2.2(b)(iii) to terminate the licenses granted under subsections (i), (iii), (iv), (v) and (vi) of Section 2.2(a).

(iv)                             The license to the PNA Patents granted under Section 2.2(v) will terminate with respect to each Ercole Exclusive Target (including each Ercole Exclusive Product that modulates such Ercole Exclusive Target) unless Ercole pays Isis a ***** license fee for each such Ercole Exclusive Target before the two-year anniversary of the date upon which Ercole Initiates Phase I Trials

(either on its own or with another party) for a compound that modulates such Ercole Exclusive Target.

2.3                               Sublicenses Under Isis Patent Rights and Third Party Patent Rights.

(a)                                 Subject to the terms and conditions of this Agreement and during the License Term, Ercole will have the right to grant sublicenses under the licenses from Isis set forth in Section 2.1 to Third Parties as follows:

(i)                                    Ercole may grant a sublicense to a Third Party collaborator under the Bcl-x Patents solely for the purpose of enabling such Third Party collaborator to develop and commercialize a Bcl-x Product.

(ii)                                 Ercole may grant a sublicense to a Third Party collaborator under the MOE Patents solely for the purpose of enabling such Third Party to develop and commercialize MOE Products.

(iii)                              Ercole may grant a sublicense to a Third Party under the Isis Splicing Patents solely for the purposes of

(1)                                 Enabling such Third Party to discover, develop and commercialize Ercole Exclusive Products; and

(2)                                 Enabling such Third Party to conduct pre-clinical research (which specifically excludes clinical development or commercialization) on Ercole Nonexclusive Products.

(iv)                             Ercole may grant a sublicense to a Third Party collaborator under the PNA Patents solely for the purpose of enabling such Third Party to develop and commercialize PNA Products.

(b)                                 Any sublicense granted by Ercole under this Agreement is subject to and will be consistent with the terms and conditions of this Agreement. The grant of any such sublicense hereunder will not relieve Ercole of its obligations under this Agreement. Ercole will promptly notify Isis of all sublicenses granted by Ercole, as well as sublicensee contact information.

(c)                                  In the event of a material default by any sublicensee under an Ercole sublicense, Ercole will inform Isis and take commercially reasonable efforts to cause the sublicensee to cure the default or will terminate the Ercole sublicense.

2.4                               Ercole License Grants.  Subject to the limitation set forth in Section 1.3(b)(iv), Ercole grants Isis the following licenses:

(a)                                  License Grants.

(i)                                    Ercole grants to Isis an exclusive worldwide license to the Ercole Splicing Patents solely to research, develop, make and have made, offer for sale, sell, import and export Isis Exclusive Products.

(ii)                                 Ercole grants to Isis a nonexclusive worldwide license to the Ercole Splicing Patents solely to research, develop, make and have made, offer for sale, sell, import and export Isis Nonexclusive Products.

(iii)                              Ercole grants Isis an exclusive worldwide license to the Jointly Owned Invention Patents (as defined in Section 4.1) solely to research, develop, make and have made, offer for sale, sell, import and export Isis Exclusive Products.

(iv)                             Ercole grants to Isis a worldwide license to any Sponsored Inventions solely to research, develop, make and have made, offer for sale, sell, import and export Isis Products. With respect to Isis Exclusive Products this license will be exclusive and with respect to Isis Nonexclusive Products this license will be nonexclusive. Ercole will secure the right to license to Isis any Sponsored Inventions on terms that are substantially similar to those set forth in the UNC License Agreement.

In the event Ercole does not wish to license any Sponsored Invention from UNC, then Ercole will provide written notice to Isis including UNC’s proposed terms to license such Sponsored Invention and Ercole’s decision not to license such Sponsored Invention (a “UNC Rejection Notice”). Thereafter, Isis will have 30 days from the date it receives the UNC Rejection Notice to notify Ercole that Isis wishes Ercole to secure a license to such Sponsored Invention on the terms proposed by UNC (an “Isis UNC Acceptance Notice”). If Isis does not respond to Ercole within such 30 day period, Ercole may waive its right to license such Sponsored Invention. If Isis does provide Ercole an Isis UNC Acceptance Notice within such 30 day period, Ercole will use all reasonable efforts to secure a license to such Sponsored Invention on the terms outlined in the UNC Rejection Notice, solely for the benefit of Isis and its sublicensees (and not for the benefit of Ercole or any of its Third Party sublicensees) and Isis will be responsible for paying any license fees, milestones and royalties arising from such license.

2.5                               Sublicenses Under Ercole Patent Rights and Third Party Patent Rights.

(a)                                  Any sublicense granted by Isis under this Agreement is subject to and will be consistent with the terms and conditions of this Agreement. The grant of any such sublicense hereunder will not relieve Isis of its obligations under this Agreement.

(b)                                 Subject to the terms and conditions of this Agreement and during the License Term, Isis may grant a sublicense to a Third Party collaborator under the Ercole Splicing Patents solely for the purpose of:

(i)                                    Enabling such Third Party to discover, develop and commercialize Isis Exclusive Products; and

(ii)                                 Enabling such Third Party to conduct pre-clinical research (which specifically excludes clinical development or commercialization) on Isis Nonexclusive Products.

(c)                                  Any sublicense granted by Isis under this Agreement is subject to and will be consistent with the terms and conditions of this Agreement. The grant of any such sublicense hereunder will not relieve Isis of its obligations under this Agreement. Isis will promptly notify Ercole of all sublicenses granted by Isis, as well as sublicensee contact information. In the event of a material default by any sublicensee under an Isis sublicense, Isis will inform Ercole and take commercially reasonable efforts to cause the sublicensee to cure the default or Isis will terminate the sublicense.

(d)                                 Isis acknowledges that the license grants by Ercole hereunder are subject to the terms and conditions of that certain License Agreement with UNC, as amended, (the “UNC License Agreement”) a copy of which is attached as Appendix 1. Ercole agrees not to amend such agreement in a manner that would adversely affect the rights of Isis hereunder and further agrees to use commercially reasonable efforts not to breach such agreement.

2.6                               Effect of Termination of Isis Licenses.

Upon termination of any license granted to Ercole under Section 2.2, Ercole will promptly return to Isis all quantities of Splicing Modulators that (a) are Covered by the terminated license, (b) were provided by Isis under this Agreement, and (c) have not been used. In addition, Ercole will promptly provide to Isis all information and materials relating to a Jointly Owned Invention under Section 4.1 that was Covered by the terminated license.

In addition, if the license to the Bcl-x Patents granted under Section 2.2(a)(iv) is terminated, Ercole will promptly provide to Isis all information and materials related to Ercole Bcl-x Products and will grant Isis a royalty free, perpetual, exclusive license to use such information and materials.

Upon the termination of any license granted to Isis under Section 2.3, Isis will promptly provide to Ercole all information and materials relating to a Jointly Owned Invention under Section 4.1 that was Covered by the terminated license.

2.7                               Right of First Negotiation.

(a)                                 During the term of this Agreement, Isis will have a right of first negotiation for licensing of any Ercole MOE Products or any Ercole PNA Products, other than those Ercole Products arising specifically from research programs at least 50% of the cost of which was specifically funded by Third Parties.

(b)                                 Under Isis’ right of first negotiation, Ercole will provide written notice to Isis if Ercole elects to offer to license to a Third Party (other than a license for a drug candidate arising from research programs at least 50% of the cost of which was specifically funded by Third Parties) the right to develop and commercialize an Ercole MOE Product or an Ercole PNA Product. Such notice will include all information possessed and disclosable by Ercole that supports the development of such Ercole Product and is reasonably necessary for Isis to assess the commercial potential of such Ercole Product. Within 60 days of receipt of such notice, Isis will provide written notice to Ercole indicating whether it is interested in negotiating with Ercole to obtain the rights to develop and commercialize such Ercole Product.

(c)                                  If Isis fails to respond to Ercole’s notification within 30 days or indicates that it is not interested in developing and commercializing such Ercole Product with Ercole, Ercole will thereafter be free to conclude an agreement with one or more Third Parties regarding the development and commercialization of such Ercole Product.

(d)                                 If Isis timely indicates its interest in obtaining such rights to develop and commercialize such Ercole Product with Ercole, the Parties will negotiate in good faith the terms of a separate development and commercialization agreement, which terms will be commercially reasonable, during the period up to 120 days following Ercole’s receipt of Isis’ notice. If the Parties are unable to execute such an agreement within such time period, despite good faith negotiations by each Party, Ercole will be free to develop and commercialize such Ercole Product with one or more Third Parties, provided that Ercole may not enter into an agreement with a Third Party to develop and commercialize such Ercole Product with financial terms that when taken as a whole are less favorable than those offered by Isis during the negotiation period.

ARTICLE 3

ROYALTIES AND PAYMENTS

3.1                               Royalties Payable to Isis by Ercole on Sales of Products by Ercole.

Subject to the terms and conditions of, and during the term of, this Agreement, Ercole will pay to Isis royalties on sales of Products by Ercole, its Affiliates or sublicensees, according to the terms set forth below.

(a)                                  Ercole Exclusive Products.  The royalty payable to Isis by Ercole for sales by Ercole, its Affiliates or sublicensees of any Ercole Exclusive Products that are not PNA Products or MOE Products is ***** of Net Sales for so long as there are issued and unexpired claims within the Isis Splicing Patents or any Jointly Owned Invention Patents that Cover such Ercole

Exclusive Product. The royalty under this Section 3.1(a) will also apply to any Ercole Nonexclusive Product that modulates a Gene Target that was once an Ercole Exclusive Target.

(b)                                 MOE Products. The royalty payable to Isis by Ercole for sales of any MOE Product by Ercole, its Affiliates or sublicensees is ***** of Net Sales for so long as there are issued and unexpired claims within the MOE Patents that Cover such MOE Product. Thereafter, the royalty payable to Isis by Ercole for sales of any MOE Product by Ercole, its Affiliates or sublicensees is ***** of Net Sales for so long as there are issued and unexpired claims within the Isis Splicing Patents or any Jointly Owned Invention Patents that Cover such MOE Product.

(c)                                  PNA Products.  The royalty payable to Isis by Ercole for sales of any PNA Products by Ercole, its Affiliates or sublicensees is ***** of Net Sales for so long as there are issued and unexpired claims within the PNA Patents that Cover such PNA Product. Thereafter, the royalty payable to Isis by Ercole for sales of any PNA Products by Ercole, its Affiliates or sublicensees is ***** of Net Sales for so long as there are issued and unexpired claims within the Isis Splicing Patents or any Jointly Owned Invention Patents that Cover such PNA Products.

(d)                                 Bcl-X Products. The royalty payable to Isis by Ercole for sales of any Ercole Bcl-x Product by Ercole, its Affiliates or sublicensees, is as follows:

(i)                                    for sales of any Ercole Bcl-x Product (which is a PNA Product or a MOE Product) by Ercole, its Affiliates or sublicensees is ***** of Net Sales for so long as there are issued and unexpired claims within (x) the Bcl-x Patents or any Jointly Owned Invention Patents that Cover such Bcl-x Product and (y) the MOE Patents or PNA Patents that Cover such Bcl-x Product. Thereafter, the royalty payable to Isis by Ercole for sales of such Ercole Bcl-x Product (which is a PNA Product or a MOE Product) by Ercole, its Affiliates or sublicensees is ***** of Net Sales for so long as there are issued and unexpired claims within the Bcl-x Patents, Isis Splicing Patents or any Jointly Owned Invention Patents that Cover such Bcl-x Product.

(ii)                                 for sales of any Ercole Bcl-x Product (which is not a PNA Product or a MOE Product) by Ercole, its Affiliates or sublicensees, is ***** of Net Sales for so long as there are issued and unexpired claims within the Bcl-x Patents, Isis Splicing Patents or any Jointly Owned Invention Patents that Cover such Bcl-x Product.

(e)                                  No Stacking.  For the sake of clarification, the foregoing royalties are not cumulative. Accordingly, the obligation of Ercole to pay a royalty hereunder with respect to the sale of any Product by Ercole, its Affiliates or sublicensees will be limited to the single, highest applicable royalty under paragraph (a), (b), (c) or (d).

3.2                               Royalties Payable to Ercole by Isis on Sales of Products by Isis.

Subject to the terms and conditions of, and during the term of, this Agreement, Isis will pay to Ercole royalties on sales of Isis Exclusive Products by Isis, its Affiliates or sublicensees, according to the terms set forth below.

(a)                                  The royalty payable to Ercole by Isis for sales of any Isis Exclusive Products by Isis, its Affiliates or sublicensees is ***** of Net Sales for so long as there are issued and unexpired claims within the Ercole Splicing Patents, any Jointly Owned Invention Patents or any Patent within the Sponsored Inventions (except those Sponsored Inventions accessed by Isis under Section 2.4(a)(iv) as the result of an Isis UNC Acceptance Notice), that Cover such Isis Exclusive Product. The royalty under this Section 3.2(a), will also apply to any Isis Nonexclusive Product that modulates a Gene Target that was once an Isis Exclusive Target.

3.3                               Development Milestones.

(a)                                  Ercole Exclusive Products, MOE Products. Ercole, its Affiliates or sublicensees will pay to Isis the following milestone payments for (i) each Ercole Exclusive Product, including MOE Products, that is not a PNA Product or a Bcl-x Product and (ii) each Ercole Nonexclusive Product that modulates a Gene Target that was once an Ercole Exclusive Target, within sixty (60) days after achievement of each of the following events in the specified jurisdiction, or where no jurisdiction is specified, in the first Major Market Country:

Milestone Event	Milestone Payment
Start of IND-Enabling Tox Studies	*****
Filing of IND	*****
First Initiation of Phase II Trial	*****
US NDA Approval	*****
EC Approval	*****
Japanese Approval	*****

(b)                                 Ercole Bcl-x Products.  Ercole, its Affiliates or sublicensees will pay to Isis the following milestone payments for each Bcl-x Product (determined according to whether or not such Bcl-x Product is also a PNA Product) within sixty (60) days after achievement of each of the following events in the specified jurisdiction, or where no jurisdiction is specified, in the first Major Market Country:

Milestone Event	Milestone Payment if Not a PNA Product	Milestone Payment if a PNA Product
Start of IND-Enabling Tox Studies	*****	*****
Filing of IND	*****	*****
First Initiation of Phase II Trial	*****	*****
Filing NDA in US (or EC Equivalent)	*****	*****
US NDA Approval	*****	*****
EC Approval	*****	*****
Japanese Approval	*****	*****

With respect to Bcl-X Products that are also PNA Products, once there are no longer any issued and unexpired claims within the PNA Patents that Cover the applicable Bcl-x Product, then the ***** milestone payment above attributable to filing an IND will be reduced to ***** and the ***** payment above attributable to filing an NDA in the US (or EC equivalent) will be eliminated. Any milestone payments that were triggered prior to such expiration will survive such expiration and any milestones paid prior to such expiration will not be refundable or creditable.

(c)                                  Ercole PNA Products. Ercole, its Affiliates or sublicensees will pay to Isis the following milestone payments for each PNA Product that is not a Bcl-x Product within sixty (60) days after achievement of each of the following events in the specified jurisdiction, or where no jurisdiction is specified, in the first Major Market Country:

Milestone Event	Milestone Payment
Start of IND-Enabling Tox Studies	*****
Filing of IND	*****
First Initiation of Phase II Trial	*****
US NDA Approval	*****
EC Approval	*****
Japanese Approval	*****

With respect to PNA Products, once there are no longer any issued and unexpired claims within the PNA Patents that Cover the applicable PNA Product, then the ***** milestone payment above attributable to filing an IND will be reduced to ***** and the ***** payment above attributable to filing an NDA in the US (or EC equivalent) will be eliminated. Any milestone payments that were triggered prior to such expiration will survive such expiration and any milestones paid prior to such expiration will not be refundable or creditable.

(d)                                 Isis Exclusive Products. Isis, its Affiliates or sublicensees will pay to Ercole the following milestone payments for (i) each Isis Exclusive Product and (ii) each Isis Nonexclusive Product that modulates a Gene Target that was once an Isis Exclusive Target within sixty (60) days after achievement of each of the following events in the specified jurisdiction, or where no jurisdiction is specified, in the first Major Market Country:

Milestone Event	Milestone Payment
Start of IND-Enabling Tox Studies	*****
Filing of IND	*****
First Initiation of Phase II Trial	*****
US NDA Approval	*****
EC Approval	*****
Japanese Approval	*****

3.4                               Commercial Success Milestones.

In consideration for the collective benefit each Party is receiving as a result of the synergies created by the collaborative nature of this Agreement, the Parties agree to pay the following milestones:

(a)                                  Ercole Products. For (i) each Ercole Exclusive Product, including MOE Products and PNA Products and (ii) each Ercole Nonexclusive Product that modulates a Gene Target that was once an Ercole Exclusive Target, Ercole, its Affiliates or sublicensees will pay to Isis a milestone payment equal to ***** if such Ercole Product has Net Sales of ***** or more in any Calendar Year. Such milestone will be payable in quarterly installments of ***** over the ***** years following the year in which the milestone was met. Any royalties paid to Isis under Section 3.1 for such Ercole Product will be creditable against this commercial success milestone.

(b)                                 Isis Products. For (i) each Isis Exclusive Product and (ii) each Isis Nonexclusive Product that modulates a Gene Target that was once an Isis Exclusive Target, Isis, its Affiliates or sublicensees will pay to Ercole a milestone payment equal to ***** if such Isis Product has Net Sales of ***** or more in any Calendar Year. Such milestone will be payable in quarterly installments of ***** over the ***** years following the year in which the milestone was met. Any royalties paid to Ercole under Section 3.2 for such Isis Product will be creditable against this commercial success milestone.

3.5                               Applicability of Milestones.

With respect to Ercole Products, the milestone payments set forth in Sections 3.3 and 3.4 will only apply to the Ercole Products specified in such sections that when discovered, developed, manufactured or commercialized were Covered by a claim within the Isis Patents or the Jointly Owned Invention Patents. With respect to Isis Products, the milestone payments set forth in Sections 3.3 and 3.4 will only apply to the Isis Products specified in such sections that when discovered, developed, manufactured or commercialized were Covered by a claim within the Ercole Splicing Patents or the Jointly Owned Invention Patents.

3.6                               Payment of Royalties and Milestones; Reports.

Each Party will make royalty payments to the other Party for each Product sold during a Calendar Quarter within 60 days of the last day of that Calendar Quarter. Each royalty payment will be accompanied by a written report for that Calendar Quarter showing the calculation of Net Sales of the Product sold by such Party, its Affiliates and its Sublicensees worldwide during the quarterly reporting period and the calculation of the royalties, and Milestones payable under this Agreement, all on a country-by-country and Product-by-Product basis.

3.7                               Payment Modalities; Foreign Currency Conversion; Late Payment Charges.

(a)                                  Payments. All payments by a Party under this Agreement will be made in United States Dollars by bank wire transfer in next day available funds to such bank account in the United States designated in writing by Ercole or Isis, from time to time. Except as explicitly provided for in Section 3.4, all amounts payable to Isis hereunder are noncreditable and nonrefundable.

(b)                                 Late Payments; Collections. In the event that any payment, including royalty or milestone payments, due hereunder is not made when due, the payment will bear interest from the date due at the lesser of (i) 1.5% per month, compounded monthly, or (ii) the highest rate permitted by law; provided, however, that in no event will such rate exceed the maximum legal annual interest rate. If a Party disputes in writing the amount of an invoice presented by the other Party within 30 days of receipt of such invoice, the late fees will only apply to the correct amount as later determined or agreed. The payment of such interest will not limit a Party from exercising any other rights it may have as a consequence of the lateness of any payment. In addition, each Party agrees to pay all costs of collection, including reasonable attorneys’ fees, incurred by the other Party in enforcing the payment obligations after a due date has passed under this Agreement.

3.8                               Audits Rights.

(a)                                  Upon the written request of Isis or Ercole, as the case may be, and not more than once in each Calendar Year, Isis or Ercole will permit the other Party’s independent certified public accountant to have access during normal business hours to its records as may be reasonably necessary to verify the accuracy of the royalty reports hereunder for the current year and the preceding 2 years prior to the date of such request. The accounting firm will disclose to the auditing Party only whether the royalty reports are correct or incorrect, the specific details concerning any discrepancies, and the corrected amount of Net Sales and royalty payments. No other information will be provided to the auditing Party.

(b)                                 If such accounting firm concludes that additional royalties were owed during such period, the delinquent Party will pay the additional royalties within 90 days of the date such Party receives the accounting firm’s written report. The fees charged by such accounting firm will be paid by the auditing Party unless the additional royalties, milestones or other payments owed by the audited Party exceed 5% of the royalties, milestones or other payments paid for the time period subject to the audit, in which case the audited Party will pay the reasonable fees and expenses charged by the accounting firm.

(c)                                  Each Party will treat all financial information subject to review under this Section 3.7 or under any sublicense agreement in accordance with the confidentiality provisions of Article 5, and will cause its accounting firm to enter into an acceptable confidentiality agreement obligating such firm to retain all such financial information in confidence pursuant to such confidentiality agreement.

3.9                               Taxes.

If laws, rules or regulations require withholding of income taxes or other taxes imposed upon payments set forth in this Article 3, each Party will make such withholding payments as required and subtract such withholding payments from the payments set forth in this Article 3. Each Party will submit appropriate proof of payment of the withholding taxes to the other Party within a reasonable period of time.

ARTICLE 4

INTELLECTUAL PROPERTY

4.1                               Ownership of Inventions.

(a)                                  Neither Party hereto will be deemed by this Agreement to have been granted any license or other rights to the other Party’s rights in any inventions, technology, discoveries, or other proprietary property (collectively, “Inventions”) existing as of the Effective Date of this Agreement, except as expressly provided herein.

(b)                                 Except as provided otherwise herein, each Party will solely own all Inventions that are made (as determined by U.S. rules of inventorship) solely by employees of or consultants to that Party under this Agreement, even if such Invention was made under the Research Plan. Such an Invention will be an “Isis Invention” or an “Ercole Invention,” as the case may be, and Patents claiming such Inventions will be “Isis Invention Patents” or “Ercole Invention Patents,” respectively.

(c)                                  Except as provided otherwise herein, Isis and Ercole will jointly hold title to all Inventions, whether or not patentable, that are made (as determined by the U.S. rules of inventorship) jointly by employees of or Consultants to Isis and Ercole, as well as to Patents filed thereon. Such Inventions will be “Jointly Owned Inventions,” and Patents claiming such Jointly Owned Inventions will be “Jointly Owned Invention Patents.” Isis and Ercole will promptly provide each other with notice whenever a Jointly Owned Invention is made. The Parties agree and acknowledge that, except insofar as this Agreement provides otherwise, the default rights conferred on joint owners under US patent law, including the right of each Party to independently practice, license and use a Joint Patent, will apply in relation to the Jointly Owned Invention Patents throughout the world as though US patent law applied worldwide.

(d)                                 The Parties agree that an Invention created by Ercole using a Splicing Modulator provided to Ercole by Isis will also be a Jointly Owned Invention. Similarly, the Parties understand that the discovery of a method of treating human disease by inhibiting a particular gene product using a Splicing Modulator provided to Ercole by Isis, where Isis’ Splicing Modulator data are used to support the claims of the Patent, will be a Jointly Owned Invention.

(e)                                  The Parties agree, upon reasonable request, to execute any documents reasonably necessary to effect and perfect each other’s ownership of any Invention.

4.2                               Filing, Prosecution, Maintenance, Enforcement and Defense of Jointly Owned Invention Patents.

(a)                                  Jointly Owned Invention Patents Covering Products.

(i)                                    With respect to Jointly Owned Invention Patents that either claim a method of using a Product or claim the composition of matter of a Product (“Product JOIPs”), the Party who is developing and commercializing such Product (either on its own or with a Third Party) (the “Controlling Party”) will have the sole and exclusive right, in its sole discretion and at its expense, to file, prosecute, maintain, enforce and defend such Product JOIPs. Nothing in this paragraph will be deemed to alter or supercede the provision of this agreement governing the filing, prosecuting, maintaining, enforcing and defending the Ercole Splicing Patents or the Isis Patents.

(ii)                                 Each Party will promptly advise the Controlling Party if it becomes aware of any suspected or actual infringement of such Product JOIPs.

(iii)                              The Controlling Party will be entitled to all damages and monetary awards recovered as a result of enforcing its respective Product JOIPs.

(b)                                 Jointly Owned Invention Patents Not Covering Products.

(i)                                    Except as provided otherwise herein, Isis will have the sole and exclusive right to file, prosecute, maintain, enforce and defend Jointly Owned Invention Patents that are not Product JOIPs (“Nonproduct JOIPs”), regardless of inventorship. Isis will consider Ercole’s input with respect to the prosecution, maintenance, enforcement and defense of any such Patents. As used herein, Patent prosecution includes, without limitation, the handling of interference proceedings, oppositions, reexaminations and reissues. In the case of defense of such Nonproduct JOIPs, Isis will not admit the invalidity or unenforceability of any Nonproduct JOIP, grant a license to the allegedly infringing Third Party or enter into any settlement agreement without Ercole’s prior written consent, such consent not to be unreasonably withheld.

(ii)                                 In the event Ercole proposes the filing of a Nonproduct JOIP pursuant to subsection (i) and Isis does not wish to file and prosecute such Nonproduct JOIP, Ercole will have the right to file, prosecute, maintain, enforce and defend such Nonproduct JOIP at Ercole’s own expense. Ercole will consider Isis’ input with respect to the prosecution, maintenance, enforcement and defense of any such Nonproduct JOIPs. In the event that Isis elects not to participate in the prosecution or maintenance of any such Nonproduct JOIP, Isis shall so notify Ercole of such determination. Thereafter, Isis shall have no responsibility for any costs relating thereto, shall not share in any recovery relating to the enforcement thereof and shall retain solely a royalty-free, nonexclusive license without the right to sublicense to practice such Nonproduct JOIP for its own research and development activities.

(iii)                              Ercole will reimburse Isis for 50% of the reasonable materials and out of pocket expenses incurred in connection with filing, prosecuting, maintaining, enforcing and defending the Nonproduct JOIPs. As used herein, materials and out-of-pocket expenses means costs, including without limitation costs of Isis’ internal labor, travel, supplies, outside services, and consultants. The foregoing expenses will be passed through to Ercole at cost. Isis will invoice Ercole on an annual basis and Ercole will submit payment to Isis consistent with the provisions of Article 3 herein. In the event that Ercole elects not to participate in the prosecution or maintenance of any Nonproduct JOIP, Ercole shall so notify Isis of such determination. Thereafter, Ercole shall have no responsibility for any costs relating thereto, shall not share in any recovery relating to the enforcement thereof and shall retain solely a royalty-free, nonexclusive license without the right to sublicense to practice such Nonproduct JOIP for its own research and development activities.

(iv)                              Isis will promptly advise Ercole if Isis becomes aware of any suspected or actual infringement of such Nonproduct JOIPs by any person. Similarly, Ercole will promptly advise Isis if Ercole becomes aware of any suspected or actual infringement of a Nonproduct JOIP by any person.

(v)                                 If Isis fails to initiate proceedings against any actual or suspected infringement of the Nonproduct JOIPs or to defend any claim of infringement against the Parties pertaining to such rights within 60 days of receipt of a notice from Ercole asking Isis to do so, Ercole will be entitled to initiate those proceedings at Ercole’s expense; provided, however, that Ercole will not admit the invalidity or unenforceability of any Nonproduct JOIP, grant a license to the allegedly infringing Third Party or enter into any settlement agreement without Isis’ prior written consent, which consent will not be unreasonably withheld.

(vi)                              Ercole and Isis will negotiate in good faith an appropriate allocation of any amounts recovered in enforcing the Nonproduct JOIPs, which will, in any event, provide first for the full reimbursement of the reasonable costs incurred by each Party with respect to the prosecution and enforcement of such Nonproduct JOIPs.

4.3                               Filing, Prosecution, Maintenance, Enforcement and Defense of Patents Owned or Controlled by Isis.

(a)                                  Isis Patents.

(i)                                    Isis will have the sole and exclusive right, in its sole discretion and at its expense, to file, prosecute, maintain, enforce and defend any Patents within the Isis Patent Rights and the Isis Invention Patents.

(ii)                                 Ercole will promptly advise Isis if Ercole becomes aware of any suspected or actual infringement of the Isis Patent Rights and the Isis Invention Patents by any person.

(iii)                             Isis will be entitled to all damages and monetary awards recovered as a result of enforcing the Isis Patent Rights and the Isis Invention Patents; provided, however, that with respect to damages or monetary awards recovered as a result of enforcing the Isis Patent Rights or the Isis Invention Patents in connection with the infringement of a Patent claiming the composition of matter of an Ercole Product, then the Parties will negotiate in good faith an appropriate allocation of any amounts recovered, taking into consideration the reasonable costs incurred by each Party with respect to the enforcement of such Patents and the royalties and milestones Isis would have otherwise received had the infringing party obtained a sublicense from Ercole.

(b)                                 Bcl-x Patents.

(i)                                     Except as otherwise provided herein, Isis will have the sole and exclusive right, in its sole discretion, to file, prosecute and maintain any Patents within the Bcl-x Patents. So long as the license to the Bc1-x Patents granted to Ercole under Section 2.2(a)(iv) is still effective and except as otherwise provided herein, Ercole will have the sole and exclusive right, in its sole discretion to enforce and defend the Patents within the Bcl-x Patents. Isis will consider Ercole’s input with respect to the prosecution and maintenance of the Bcl-x Patents.

(ii)                                  Ercole will reimburse Isis for 100% of Isis’ reasonable materials and out of pocket expenses incurred after the Effective Date in connection with filing, prosecuting and maintaining the Bcl-x Patents. As used herein, materials and out-of-pocket expenses means costs, including without limitation costs of Isis’ internal labor, travel, supplies, outside services, and consultants. The foregoing expenses will be passed through to Ercole at cost. Isis will invoice Ercole on a quarterly basis and Ercole will submit payment to Isis consistent with the provisions of Article 3 herein.

(iii)                              So long as the license to the Bcl-x Patents granted to Ercole under Section 2.2(a)(iv) is still effective, with respect to the Bcl-x Patents, Isis will promptly advise Ercole if Isis becomes aware of any suspected or actual infringement of such Bcl-x Patents by any person. Similarly, Ercole will promptly advise Isis if Ercole becomes aware of any suspected or actual infringement of the Bcl-x Patents by any person. Notwithstanding the foregoing, Ercole may elect not to reimburse Isis for any costs associated with filing, prosecuting and maintaining, the Bcl-x Patents in any country, in which case Ercole will forfeit its license and its right to share any recovery related to the Bcl-x Patents in that country.

(iv)                              If Ercole fails to initiate proceedings against any actual or suspected infringement of the Bcl-x Patents exclusively licensed to Ercole hereunder or to defend any claim of infringement against the Parties pertaining to such rights within 60 days of receipt of a notice from Isis asking Ercole to do so, Isis will be entitled to initiate those proceedings at Isis’ expense.

(v)                                 Ercole and Isis will negotiate in good faith an appropriate allocation of any amounts recovered in enforcing the Bcl-x Patents, which will, in any event, provide first for the full reimbursement of the reasonable costs incurred by each Party with respect to the prosecution and enforcement of such Bcl-x Patents.

4.4                               Filing, Prosecution, Maintenance, Enforcement and Defense of Patents Owned or Controlled by Ercole.

(a)                                  Except as provided otherwise herein, Ercole will have the sole and exclusive right and responsibility at its own expense, to file, prosecute, maintain, enforce and defend the Ercole Splicing Patents and the Ercole Invention Patents. Ercole will consider Isis’ input with respect to the prosecution, maintenance, enforcement and defense of the Ercole Splicing Patents.

(b)                                 So long as the license to the Ercole Splicing Patents granted to Isis under Section 2.3 is still effective, if Ercole fails to initiate proceedings against any actual or suspected infringement of the Ercole Splicing Patents exclusively licensed to Isis hereunder or to defend any claim of infringement against the Parties pertaining to such rights within 60 days of receipt of a notice from Isis asking Ercole to do so, Isis will, subject to the terms of the license agreement with the Third Party that licensed such patents to Ercole, be entitled to initiate those proceedings at Isis’ expense; provided, however, that Isis will not admit the invalidity or unenforceability of any Ercole Splicing Patent, grant a license to the allegedly infringing Third Party or enter into any settlement agreement without Ercole’s prior written consent, which consent shall not be unreasonably withheld.

(c)                                  With respect to the Ercole Splicing Patents, Isis will promptly advise Ercole if Isis becomes aware of any suspected or actual infringement of such Ercole Splicing Patents by any person. Similarly, Ercole will promptly advise Isis if Ercole becomes aware of any suspected or actual infringement of the Ercole Splicing Patents by any person.

(d)                                 If Ercole fails to initiate proceedings against any actual or suspected infringement of the Ercole Splicing Patents or to defend any claim of infringement against the Parties pertaining to such rights, Isis will be entitled to initiate those proceedings.

(e)                                 Ercole and Isis will negotiate in good faith an appropriate allocation of costs, expenses and amounts recovered arising from enforcing the Ercole Splicing Patents, which will, in any event, provide first for the full reimbursement of the reasonable costs incurred by each Party with respect to the prosecution and enforcement of such Jointly Owned Invention Patents.

ARTICLE 5

CONFIDENTIALITY

5.1                               Nondisclosure Obligation.

All Confidential Information disclosed by one Party to the other Party hereunder will be maintained in confidence by the receiving Party and will not be disclosed to a Third Party or Affiliate or used for any purpose except as set forth below.

5.2                               Permitted Disclosures.

Except as otherwise provided herein, a Party may disclose Confidential Information received from the other Party:

(a)                                  to governmental or other regulatory agencies in order to obtain Patents or approval to conduct clinical trials, or to gain Marketing Approval; provided that such disclosure may be made only to the extent reasonably necessary to obtain such patents or approvals;

(b)                                 to Affiliates, sublicensees, agents, consultants, and/or other Third Parties for the development, manufacturing and/or marketing of the Product (or for such Parties to determine their interest in performing such activities) in accordance with this Agreement on the condition that such Affiliates, sublicensees and Third Parties agree to be bound by the confidentiality obligations contained in this Agreement; or

(c)                                  if such disclosure is required by law or court order. Either Party may disclose (i) a copy of this Agreement on a confidential basis to prospective investors and (ii) a mutually agreed upon redacted copy of this Agreement on a confidential basis to prospective collaborators; provided, however, that a Party can never disclose the other Party’s Exclusive Targets without the express prior written consent of such Party.

ARTICLE 6

PUBLICATION AND PUBLICITY

6.1                               Publication.

(a)                                 The Parties agree that it is customary in the industry to publish results obtained from clinical trials and other studies of a Product, and that each Party may publish such information obtained by such Party in the performance of the Research Plan, subject to the provisions of this Section.

(b)                                 Except as provided otherwise herein, the Parties will be entitled to publish or present on the results of the Research Plan hereunder and any Product,

provided that the Party seeking to publish will deliver to the other Party for its review a copy of any proposed publication, poster or an abstract of any oral presentation at scientific meetings involving any Product hereunder, or the Confidential Information of the other Party, at least 45 days prior to submission of scientific publications or abstracts of oral presentations. The reviewing Party will have the absolute right to request that any of its Confidential Information be deleted from such publication or presentation, and the disclosing Party will comply with that request. If the disclosing Party does not receive any feedback from the reviewing Party within that 45-day period, the disclosing Party will be free to proceed with the publication or presentation, except Ercole cannot publish on matters relating to any Isis Splicing Patents, Isis MOE Patents, PNA Patents or any other Compound or Product developed by Isis during the term of this Agreement without the prior written approval of Isis, which may be given at Isis’ sole discretion and Isis cannot publish on matters relating to any compound or Product developed by Ercole during the term of this Agreement without the prior written approval of Ercole, which may be given at Ercole’s sole discretion.

6.2                               Publicity.

(a)                                 Except as otherwise provided herein or required by law, neither Party will originate any publication, news release or other public announcement, written or oral, whether in the public press, or stockholders’ reports, or otherwise, relating to this Agreement, and neither Party will use the name, trademark, trade name, logo or likeness of the other Party or its employees in any publicity, news release or disclosure relating to this Agreement, or its subject matter, without the prior express written permission of the other Party.

(b)                                 Ercole will inform Isis of any press releases relating to a Product permitted hereunder or required to be made by law in advance of general release to the public.

ARTICLE 7

INDEMNIFICATION

7.1                               Indemnification by Ercole.

Ercole will indemnify, defend and hold Isis and its agents, employees, officers and directors (the “Isis Indemnitees”) harmless from and against any and all liability, damage, loss, cost or expense (including reasonable attorneys’ fees) arising out of Third Party claims or suits related to (a) Ercole’s performance of its obligations under this Agreement; (b) breach by Ercole of its representations and warranties set forth in Article 9; (c) patent infringement allegations or claims asserted by a Third Party against Isis arising out of Isis’ performance of activities for Ercole pursuant to this Agreement; (d) Ercole’s choice of Ercole Exclusive Targets pursuant to Article

1; or (e) the manufacture, use, importation or commercialization (including marketing) of Ercole Products; provided, however, that Ercole’s obligations pursuant to this Section 7.1 will not apply to the extent such claims or suits result from (y) the gross negligence or willful misconduct of any of the Isis Indemnitees or (z) a breach by Isis of its representations and warranties set forth in Section 9.1.

7.2                               Indemnification by Isis.

Isis will indemnify, defend and hold Ercole and its Affiliates and each of their respective agents, employees, officers and directors (the “Ercole Indemnitees”) harmless from and against any and all liability, damage, loss, cost or expense (including reasonable attorney’s fees) arising out of Third Party claims or suits related to (a) Isis’ performance of its obligations under this Agreement; (b) breach by Isis of its representations and warranties set forth in Article 9; (c) Isis’ choice of Isis Exclusive Targets pursuant to Article I; or (d) the manufacture, use, importation or commercialization (including marketing) of Isis Products; provided however, that Isis’ obligations pursuant to this Section 7.2 will not apply to the extent that such claims or suits result from (x) Ercole’s choice of Ercole Exclusive Targets pursuant to Article 1, (y) the gross negligence or willful misconduct of any of the Ercole Indemnitees or (z) a breach by Ercole of its representations and warranties set forth in Article 9.

7.3                               Notification of Claims; Conditions to Indemnification Obligations.

As a condition to a Party’s right to receive indemnification under this Article 9, it will (i) promptly notify the other Party as soon as it becomes aware of a claim or action for which indemnification may be sought pursuant hereto, (ii) cooperate with the indemnifying Party in the defense of such claim or suit, and (iii) permit the indemnifying Party to control the defense of such claim or suit, including without limitation the right to select defense counsel. In no event, however, may the indemnifying Party compromise or settle any claim or suit in a manner which admits fault or negligence on the part of the indemnified Party without the prior written consent of the indemnified Party. The indemnifying Party will have no liability under this Article 7 with respect to claims or suits settled or compromised without its prior written consent.

ARTICLE 8

TERM AND TERMINATION OF AGREEMENT

8.1                               Term and Termination of Agreement.

This Agreement will be effective as of the Effective Date and unless terminated earlier pursuant to Sections 8.2 or 8.3 below, the term of this Agreement will continue in effect until expiration of the License Term.

8.2                               Termination upon Material Breach.

This Agreement may be terminated upon written notice by either Party to the other at any time during the term of this Agreement if the other Party is in material breach of its obligations hereunder and has not cured such breach within 90 days after written notice requesting cure of the breach; provided, however, that (a) in the event of a good faith dispute with respect to the existence of such a material breach, the 90-day cure period will be stayed until such time as the dispute is resolved pursuant to Section 12.6 hereof, (b) so long as the breaching Party takes substantial steps to cure the breach promptly after receiving notice of the breach from the nonbreaching Party and thereafter diligently prosecutes the cure to completion as soon as is practicable, the non-breaching Party may not terminate this Agreement, and (c) any license granted under this Agreement may not be terminated for a material breach under this Section 8.2 (except for an uncured failure to pay the undisputed portion of milestones or royalties under Section 3) to the extent such license is necessary to research, develop, make and have made, offer for sale, sell, import and export a Product, so long as such Product (i) remains part of an Active Program and satisfies the Bcl-x Milestones, if applicable, and (ii) has at least reached the Initiation of Phase I Trial stage of development.

8.3                               Termination upon Bankruptcy; Rights in Bankruptcy.

This Agreement may be terminated with written notice by either Party at any time during the term of this Agreement upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings by the other Party or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party; provided, however, in the case of any involuntary bankruptcy proceeding such right to terminate will only become effective if the party consents to the involuntary bankruptcy or such proceeding is not dismissed within 90 days of the filing thereof.

All rights and licenses granted under or pursuant to this Agreement by Isis or Ercole are, and will otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that the Parties, as licensees of such rights under this Agreement, will retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding-by or against either Party under the U.S. Bankruptcy Code, the Party hereto which is not a Party to such proceeding will be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in their possession, will be promptly delivered to them (i) upon any such commencement of a bankruptcy proceeding upon their written request therefor, unless the Party subject to such proceeding elects to continue to perform all of its obligations under this Agreement, or (ii) if not delivered under (i) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject Party.

8.4                               Accrued Rights and Surviving Obligations.

Expiration or termination of the Agreement will not relieve the Parties of any obligation accruing prior to such expiration or termination, including, but not limited to, obligations to pay royalties and/or milestones under Section 3. Sections 3.6, 4.1, and 9.3, and Articles 5, 6, 7, 8, 10, 11, 12 and Exhibit 1 will survive expiration or termination of the Agreement. Provisions concerning reporting requirements will continue in effect in accordance with any applicable timetables set forth herein. Any expiration or early termination of this Agreement will be without prejudice to the rights of either Party against the other accrued or accruing under this Agreement prior to termination, including the obligation to pay royalties for Products sold prior to such termination.

The rights of any sublicensee under any permitted sublicense granted pursuant to Section 2.3 or 2.4 will survive the termination of this Agreement.

ARTICLE 9

REPRESENTATIONS AND WARRANTIES; DISCLAIMER

9.1                               Representations and Warranties of the Parties.

Each Party represents and warrants to the other Party that, as of the date of this Agreement:

(a)                                  Such Party is duly organized and validly existing under the laws of the state of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

(b)                                 Such Party has taken all corporate action necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement;

(c)                                  This Agreement is a legal and valid obligation of such Party, binding upon such Party and enforceable against such Party in accordance with the terms of this Agreement. The execution, delivery and performance of this Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which such Party is a Party or by which such Party may be bound, and does not violate any law or regulation of any court, governmental body or administrative or other agency having authority over such Party. All consents, approvals and authorizations from all governmental authorities or other Third Parties required to be obtained by such Party in connection with this Agreement have been obtained;

(d)                                 Such Party has the full and exclusive right, power and authority to enter into this Agreement, to perform its obligations under this Agreement (including the Research Plan) and to grant the licenses granted hereunder;

(e)                                  There are no agreements between such Party and any Third Parties which would preclude or otherwise limit such Party’s ability to conduct its tasks and obligations under the Research Plan or otherwise fulfill its obligations under this Agreement; and

(f)                                    All individuals who will perform any activities on such Party’s behalf in connection with the Research Plan have assigned to such Party or its Affiliates the whole of their rights in any intellectual property conceived or reduced to practice by them as a result of either program.

9.2                               Representations and Warranties of Ercole.

By adding an Ercole Exclusive Target to Exhibit 2, Ercole warrants and represents that, to the best of its knowledge, the Ercole Exclusive Targets listed on Exhibit 2 are not encumbered by any Third Party rights including, without limitation, intellectual property rights, that would interfere with Isis’ ability to carry out the activities contemplated by the Parties hereunder. By adding an Ercole Exclusive Target to Exhibit 2, Ercole further warrants and represents that, to the best of its knowledge, if Isis makes an Splicing Modulator to any of the Ercole Exclusive Targets, it will not constitute an infringement of any Third Party rights and that Ercole will indemnify Isis, as set forth in Section 7.1 herein, should a subsequent determination be made that Third Party rights were infringed.

9.3                               Disclaimers.

THE SPLICING MODULATORS BEING PROVIDED TO ERCOLE HEREUNDER ARE PROVIDED “AS IS” AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE OR ANY WARRANTY THAT THE USE OF THE MATERIALS WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY.

THE PARTIES EXPRESSLY DISCLAIM ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT OF THIRD PARTY RIGHTS, UNLESS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT.

ARTICLE 10

NOTICE

10.1                        Notice.

All notices which are required or permitted hereunder will be in writing and sufficient if delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to Isis, to:	Isis Pharmaceuticals, Inc.
Carlsbad Research Center
2292 Faraday Avenue
Carlsbad, CA 92008
Attention: Executive Vice President
Fax No.: +1 (760) 931-9639

with a copy to:	Attention: General Counsel
Fax No.: +1 (760) 268-4922

if to Ercole, to:	107 Weslyn Trace Drive
Durham, NC 27703
Attention: President

with a copy to:	Hutchison and Mason PLLC
3110 Edwards Mill road, Suite 100
Raleigh, NC 27612
Attn: William N. Wofford
Fax No: 1 (919) 829 9696

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice will be deemed to have been given when delivered if personally delivered or sent by facsimile on a business day, on the business day after dispatch if sent by nationally-recognized overnight courier and on the third business day following the date of mailing if sent by mail.

ARTICLE 11

RECORDS

11.1                        Records.

Each Party will maintain records, in sufficient detail and in good scientific manner, which will fully and properly reflect all work done and results achieved in the performance of its responsibilities under the Research Plan hereunder. Each Party will have the right, during normal business hours and upon reasonable prior notice, to inspect and copy those records of the other Party referred to herein that are necessary or useful to the inspecting Party for the purposes of making any required filings with Regulatory Authorities in order to obtain manufacturing approvals and/or Marketing Approvals. Each Party will maintain such records and the information disclosed therein in confidence in accordance with Article 5.

ARTICLE 12

MISCELLANEOUS PROVISIONS

12.1                        Relationship of the Parties.

It is expressly agreed that Isis and Ercole will be independent contractors and that the relationship between the two Parties will not constitute a partnership, joint venture or agency. Neither Isis nor Ercole will have the authority to make any statements, representations or commitments of any kind, or to take any action, which will be binding on the other, without the prior consent of the other Party.

12.2                        Successors and Assigns.

Neither this Agreement nor any interest hereunder may be assigned or otherwise transferred, nor, except as expressly provided hereunder, may any right or obligations hereunder be assigned or transferred by either Party without the prior written consent of the other Party; provided, however, that either Party may, without such consent, assign the Agreement and its rights and obligations hereunder to an Affiliate or in connection with the transfer or sale of all or substantially all of its business to which this Agreement relates (whether by sale of stock, sale of assets or merger). Any permitted assignee will assume all obligations of its assignor under the Agreement, except that no intellectual property of any Third Party acquirer of Ercole or Isis will be included in the licenses granted hereunder. This Agreement will be binding upon the successors and permitted assigns of the Parties. Any attempted assignment not in accordance with this Section 12.2 will be void.

12.3                        Entire Agreement; Amendments.

This Agreement, the Loan Agreement and Warrant Agreement contain the entire understanding of the Parties with respect to the license, development and commercialization of Products hereunder. All express or implied agreements and understandings, either oral or written, heretofore made by the Parties on the same subject matter are expressly superseded by this Agreement. The Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both Parties hereto.

12.4                        Force Majeure.

Neither Party will be held liable or responsible to the other Party nor be deemed to have defaulted under or breached the Agreement for failure or delay in fulfilling or performing any term of the Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party including, without limitation, embargoes, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, or acts of God. The affected Party will notify the other Party of such force majeure circumstances as soon as reasonably practical and will make every reasonable effort to mitigate the effects of such force majeure circumstances.

12.5                        Applicable Law.

The Agreement will be governed by and construed in accordance with the laws of the State of Delaware without reference to any rules of conflict of laws.

12.6                        Dispute Resolution.

(a)                                  The Parties recognize that disputes may from time to time arise between the Parties during the term of this Agreement. In the event of such a dispute, either Party, by written notice to the other Party, may have such dispute referred to the Parties’ respective executive officers designated below or their successors, for attempted resolution by good faith negotiations within 30 days after such notice is received. Said designated officers are as follows:

For Isis:	Vice President
For Ercole:	COO

If the dispute is not resolved as provided above, the Executive Vice President of Isis and the COO of Ercole will meet for attempted resolution by good faith negotiations within 15 days after the expiration of the preceding 30 day period.

(b)                                 In the event the designated executive officers are not able to resolve such dispute after such 30-day period, each Party may pursue its rights and remedies in law or equity in any court of competent jurisdiction.

12.7                        No Consequential Damages.

IN NO EVENT WILL EITHER PARTY OR ANY OF ITS RESPECTIVE AFFILIATES BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS OR REVENUE, OR CLAIMS OF CUSTOMERS OF ANY OF THEM OR OTHER THIRD PARTIES FOR SUCH OR OTHER DAMAGES.

12.8                        Captions.

The captions to the several Articles and Sections hereof are not a part of the Agreement, but are merely a convenience to assist in locating and reading the several Articles and Sections hereof.

12.9                        Waiver.

The waiver by either Party hereto of any right hereunder, or the failure to perform, or a breach by the other Party will not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

12.10                 Compliance With Law.

Nothing in this Agreement will be deemed to permit a Party to export, re-export or otherwise transfer any Product sold under this Agreement without compliance with applicable laws.

12.11                 Severability.

In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affect the substantive rights of the Parties. The Parties will in such an instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, maintains the balance of the rights and obligations of the Parties under this Agreement.

12.12                 Waiver of Rule of Construction.

Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement will be construed against the drafting Party will not apply.

12.13                 Counterparts.

This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

ERCOLE BIOTECH, INC.		ISIS PHARMACEUTICALS, INC.

By:	/s/ Athanasios Maroglou	By:	/s/ B. Lynne Parshall
Name: Athanasios Maroglou		Name: B. Lynne Parshall
Title: President		Title: Executive Vice President and CFO

EXHIBIT 1

DEFINITIONS

1.1                              “Active Program” means with respect to a Gene Target, an Ercole Exclusive Target or an Isis Exclusive Target, any reasonable (as defined below) ongoing research, development, or commercialization (including research, development or commercialization activities conducted by a Third Party pursuant to a valid sublicense under this Agreement), of a Product directed to such Gene Target.

For purposes of clarification, research, development and commercialization efforts with respect to an Ercole Exclusive Target or an Isis Exclusive Target or Product shall be deemed reasonable if the applicable Party’s research and development efforts with respect to such Gene Target or Product are reasonably comparable with other projects in such Party’s portfolio at a similar stage of development and of similar market potential. Reasonable research, development and commercialization efforts should include preclinical studies, human clinical studies and development aimed at obtaining regulatory approval for marketing a Product that modulates such Gene Target.

1.2                              “Affiliate” with respect to either Party means any person, organization, corporation or other business entity (collectively, “Person”) controlling, controlled by, or under common control with such Party. For purposes of this definition, “control” refers to the possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, of a Person.

1.3                              “Bcl-x” means the Gene Target bcl-x, also known as _BCL2-like 1, BCL2L1, Locus Link ID = 598, Prototype Genebank Accesion number NM_001191, Ensembl Gene ID ENSG BCL2L.

1.4                              “Bcl-x Milestones” means, with respect to an Ercole Bcl-x Product that modulates Bel- x, (i) completing IND-Enabling Studies by Ercole for such Product within 18 months of Ercole’s receipt of a Splicing Modulator from Isis that modulated Bcl-x; (ii) filing an IND for such Product within 6 months of completing the IND-Enabling Studies; (iii) Initiating Phase I Trial for such Product within 12 months from filing the IND for such Product; (iv) Initiation of Phase II Trials within 36 months from the filing of the IND for such Product; (v) Initiation of Phase III Studies not later than 3 years after the Initiation of Phase II Studies; (vi) filing of an NDA not later than 18 months after the successful completion of a Phase III Study; and (vii) the use of commercially reasonable efforts by Ercole to bring each Ercole Bcl-x Product to market and to maximize the commercial value of each such Product worldwide.

If Ercole will not be able to meet a Bcl-x Milestone set forth above for circumstances beyond Ercole’s control but has proceeded in good faith in its development efforts, Ercole will be granted a 12-month extension on any of the milestones identified above, provided that Ercole (i) gives Isis at least 3 months’ prior written notice that it is unlikely to achieve the relevant milestone on the date specified above, and (ii) demonstrates to Isis that it has made substantial progress in the development of the relevant Bcl-x Product and reasonably anticipates that it will achieve the relevant milestone within 12 months of the original deadline noted above.

1.5                              “Bcl-x Patents” means the Patents listed in Exhibit 7.

1.6                              “Bcl-x Product” means an Ercole Exclusive Product that modulates Bcl-x.

1.7                              “Calendar Quarter” means the respective periods of 3 consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.8                              “Calendar Year” means each successive period of 12 months commencing on January 1 and ending on December 31.

1.9                              “Collaboration Term” means the term of the Research Plan as set forth in Section 1.1.

1.10                       “Confidential Information” means information which is (a) of a confidential and proprietary nature; and (b) not readily available to that Party’s competitors and which, if known by a competitor of that Party, might lessen any competitive advantage of that Party or give such competitor a competitive advantage.

For the purposes of this Agreement, “Confidential Information” includes, without limitation, (a) information that is proprietary or confidential or which is treated by that Party as confidential and which relates either directly or indirectly to the business of that Party regardless of the form in which that information is constituted, and which is not lawfully in the public domain; and (b) any confidential information in relation to Patents, technology, know-how, or any improvements owned or controlled by a Party hereto.

“Confidential Information” will not include any information that the receiving Party can establish by written records:

(i)                                    was known by it prior to the receipt of Confidential Information from the disclosing Party;

(ii)                                 was disclosed to the receiving Party by a Third Party having the right to do so;

(iii)                              was, or subsequently became, in the public domain through no fault of the receiving Party, its officers, directors, employees or agents;

(iv)                             was concurrently or subsequently developed by personnel of the receiving Party without having had access to the disclosing Party’s Confidential Information;

(v)                                was disclosed with the prior written consent of the disclosing Party; or

(vi)                             was disclosed by the receiving Party pursuant to any judicial or governmental request, requirement or order.

1.11                       “Covered by a “Patent” means any process, method, organism or part thereof, composition of matter, biological compound or part thereof which when made,

used, practiced or sold would, but for the applicable license granted pursuant to this Agreement constitute an infringement of any valid claim, or claims, in the referenced Patent.

1.12                       “EC Approval” means approval of a Product for marketing in the European Union by the European Commission (“EC”) or, if a Party seeks approval through mutual recognition therein, by the Ministry of Health of the United Kingdom, France, Germany, Italy or Spain (each a “Major European Country”), without the requirement for price having been approved. If a Product can be sold in a Major European Country without EC or Ministry of Health approval, EC Approval will be deemed to have been obtained on the first sale of a Product in a Major European Country.

1.13                       “Ercole Exclusive Product” means a Splicing Modulator that modulates an Ercole Exclusive Target. An Ercole Exclusive Product can either be discovered and developed by Ercole or discovered and developed by Isis on Ercole’s behalf under the Research Plan. In order for a Product to remain an Ercole Exclusive Product, Ercole must perform on its own (or with Isis under the Research Plan) and not with a Third Party at least 50% of the work to discover and develop the Ercole Exclusive Product during the period from the point in time at which the Ercole Exclusive Target has been designated through the completion of IND-Enabling Studies.

1.14                       “Ercole Exclusive Target” has the meaning set forth in Section 1.2.

1.15                       “Ercole Invention” has the meaning set forth in Section 4.1(b).

1.16                       “Ercole Invention Patent” has the meaning set forth in Section 4.1(b).

1.17                       “Ercole Nonexclusive Product” means a Splicing Modulator discovered and developed by Ercole that modulates a Nonexclusive Target.

1.18                       “Ercole Product” means an Ercole Exclusive Product and an Ercole Nonexclusive Product.

1.19                       “Ercole Splicing Patents” means the Patents listed in Exhibit 4.

1.20                       “Gene Target” means a transcriptional unit of a gene, and any protein product of such transcriptional unit, including all splice variants.

1.21                       “Gene Walk” has the meaning set forth in the Research Plan.

1.22                       “IND” means an Investigational New Drug Application or similar application or submission for approval to conduct human clinical investigations filed with or submitted to a Regulatory Authority in conformity with applicable Regulatory Authority regulations.

1.23                        “IND-Enabling Studies” means, at a minimum, the pharmacokinetic and toxicology studies required to meet the safety regulations for filing an IND, as well as any additional studies required by a Regulatory Authority as a prerequisite to filing an IND.

1.24                        “Initiation of Phase I Trial” means the dosing of the first patient in the first human clinical trial conducted on normal volunteers and designed to evaluate safety of a product.

1.25                        “Initiation of Phase II Trial” means the dosing of the first patient in the first human clinical trial conducted in patients and designed to indicate a statistically significant level of efficacy for a Product in the desired indication, as well as to obtain some indication of the dosage regimen required.

1.26                        “Initiation of Phase III Trial” means the dosing of the first patient in the first human clinical trial conducted in patients and designed to establish Product safety and efficacy and required to obtain clinical registration of a product with health regulatory authorities such as the FDA (a “Phase III Trial”).

1.27                        “Invention” has the meaning set forth in Section 4.1 herein.

1.28                        “Isis Exclusive Product” means a Splicing Modulator discovered and developed by Isis that modulates an Isis Exclusive Target. In order for a Product to remain an Isis Exclusive Product, Isis must perform on its own and not with a Third Party at least 50% of the work to discover and develop the Isis Exclusive Product during the period from the point in time at which the Isis Exclusive Target has been selected through the completion of IND-Enabling Studies.

1.29                        “Isis Exclusive Target” has the meaning set forth in Section 1.2.

1.30                        “Isis Invention” has the meaning set forth in Section 4.1(b).

1.31                        “Isis Invention Patent” has the meaning set forth in Section 4.1(b).

1.32                        “Isis Patent Rights” means all rights in Patents owned by Isis that are within the Isis Splicing Patents, the MOE Patents, the PNA Patents and the Bcl-x Patents.

1.33                        “Isis Nonexclusive Product” means a Splicing Modulator discovered and developed by Isis that modulates a Nonexclusive Target.

1.34                        “Isis Product” means an Isis Exclusive Product and an Isis Nonexclusive Product.

1.35                        “Isis Splicing Patents” means the Patents listed in Exhibit 5.

1.36                        “Jointly Owned Invention” has the meaning set forth in Section 4.1(c).

1.37                        “Jointly Owned Invention Patent” has the meaning set forth in Section 4.1(c).

1.38                        “Japanese Approval” means the approval of a Product for marketing in Japan by the Japanese Ministry of Health and Welfare (or any future equivalent process), together with any other approval necessary to make and sell Product commercially in Japan without the requirement for price having been approved. If a Product can be sold in Japan without Ministry of Health and Welfare approval, Japanese Approval will be deemed to have been obtained on the first sale of a Product in Japan.

1.39                        “License Term” has the meaning set forth in Section 2.1.

1.40                        “Major Market” means any one of the following countries: the United States, Japan, the United Kingdom, France, Germany, Italy or Spain.

1.41                        “Marketing Approval” means the act of a Regulatory Authority necessary for the marketing and sale of the Product in a country or regulatory jurisdiction, including, without limitation, the approval of the NDA by the FDA, EC Approval, and Japanese Approval.

1.42                        “MOE Patents” means the Patents listed in Exhibit 6.

1.43                        “MOE Chemistry” means adding one or more methoxy-ethoxy groups to the sugar moiety of one or more nucleosides in a Splicing Modulator.

1.44                        “MOE Product” means an Ercole Exclusive Product that is discovered and developed by Isis for Ercole pursuant to this Agreement that incorporates the MOE Chemistry.

1.45                        “NDA” means New Drug Application or similar application or submission for approval to market and sell a new pharmaceutical product filed with or submitted to a Regulatory Authority in conformity with applicable Regulatory Authority regulations.

1.46                        “Net Sales” means, with respect to a Product, the gross amount received by Ercole or Isis, as appropriate, or by their Affiliates or sublicensees, to unrelated Third Parties for the Product, less:

(a)                                 Trade, quantity and cash discounts allowed;

(b)                                 Commissions, discounts, refunds, rebates, chargebacks, retroactive price adjustments, and any other allowances which effectively reduce the net selling price;

(c)                                  Credits for actual Product returns;

(d)                                 Any tax imposed on the production, sale, delivery or use of the Product, including, without limitation, sales, use, excise or value added taxes;

(e)                                  Allowance for distribution expenses at levels customary in the industry; and

(f)                                   Any other similar and customary deductions.

“Net Sales” excludes:

(i)                                     The transfer of reasonable and customary quantities of free samples of Product(s) and the transfer of Product(s) as clinical trial materials, other than for subsequent resale;

(ii)                                  Sales or transfers of Product(s) among Ercole or Isis and their respective Affiliates, unless the receiving Party is the consumer or user of the Product;

(iii)                               Use by Ercole or Isis or their respective Affiliates or sublicensees of Product for any use connected with the securing of regulatory approval or validating of a manufacturing process or the obtaining of other necessary Marketing Approvals for Product (unless such Product is subsequently sold); and

(iv)                              Royalties received by a Party or its Affiliates from any Third Party with respect to Products.

Notwithstanding the foregoing, if (i) a Party enters an arms-length license agreement with a Third Party with respect to a Product and (ii) the definition of Net Sales is different in such license agreement than as described above, then, the Parties will use the definition described in the third party license for the calculation of royalties hereunder. The Parties acknowledge that the “net sales” definition under the licenses to which Isis obtained the rights to certain of the MOE Patents and certain of the PNA Patents is different than the Net Sales definition above.

1.47                        “Nonexclusive Target” means a Gene Target that is not an Isis Exclusive Target or an Ercole Exclusive Target.

1.48                        “Party” means either Ercole or Isis, as the case may be and “Parties” means both Ercole and Isis.

1.49                        “Patent” or “Patents” means (a) patent applications (including provisional applications); (b) any patents issuing from such patent applications; (c) any continuations-in-part, but only to the extent that they Cover the same invention claimed in the foregoing, (d) all patents and patent applications worldwide based on, corresponding to, or claiming the priority date(s) of any of the foregoing; (e) any reissues, substitutions, confirmations, registrations, validations, re-examinations, additions, continuations, continued prosecution applications, requests for continued examination, or divisions of or to any of the foregoing; and

(f) term extension or other governmental action which provide exclusive rights to a Product beyond the original patent expiration date.

1.50                        “PNA Patents” means the Patents listed in Exhibit 8.

1.51                        “PNA Product” means an Ercole Exclusive Product, which when made, used, practiced or sold would, but for the license granted under Section 2.2(b)(v), infringe a claim in the PNA Patents.

1.52                        “Product” means an Ercole Product or an Isis Product.

1.53                        “Regulatory Authority” means any applicable government regulatory authority involved in granting approvals for the marketing and/or pricing of a Product worldwide including, without limitation, the United States Food and Drug Administration (“FDA”) and any successor government authority having substantially the same function, and foreign equivalents thereof.

1.54                        “Research Plan” is the Research Plan attached hereto as Exhibit 3.

1.55                        “Splicing Modulator” means an oligonucleotide or analog thereof that selectively modulates RNA Splicing or polyadenylation by a non-Rnase dependent mechanism at the nucleic acid level by specifically binding to the sequence of a selected messenger or viral ribonucleic acid (RNA) by base-pairing, thus causing a selective pattern of gene expression.

1.56                        “Sponsored Invention” means any invention or other discovery made by UNC and/or any of its employees or Affiliates (or any Third Party under contract with UNC) pursuant to a research or collaboration agreement sponsored by Ercole, and any Patents that may issue thereon.

1.57                        “Third Party” means any Party other than Isis or Ercole and their respective Affiliates.

1.58                        “Third Party Intellectual Property” means any intellectual property owned by a Third Party.

1.59                        “UNC” means the University of North Carolina at Chapel Hill.

Exhibit 2

Isis and Ercole Exclusive Targets

Isis Exclusive Targets

Ercole Exclusive Targets

Bcl-x

Exhibit 3

Research Plan

*****

Exhibit 4

Ercole Splicing Patents

US Patent No. 5,976,879 entitled “Antisense Oligonucleotides which combat aberrant splicing and methods of using the same.”

US Patent No. 5,627,274 entitled “Antisense Oligonucleotides which combat aberrant splicing and methods of using the same.”

US Patent No. 5,665,593 entitled “Antisense Oligonucleotides which combat aberrant splicing and methods of using the same.”

US Patent No. 5,916,808 entitled “Antisense Oligonucleotides which combat aberrant splicing and methods of using the same.”

Exhibit 5

Isis Splicing Patents

US Patent No. 6,210,892 entitled “Alteration of Cellular Behavior by Antisense Modulation of mRNA Processing.”

Exhibit 6

MOE Patents

US Patent No. 5,969,116 entitled “Nucleosides and Oligonucleotides having 2’ ether groups.”

US Patent No. 5,914,396 entitled “2’-O-Modified Nucleosides and Phosphoramidites.”

Exhibit 7

Bcl-x Patents

Docket No.	Title	Country	Filing Date	Status
ISPH-0324	Antisense Modulation of Bcl-X Expression	United States	10/7/1998	ISSUED 6,172,216 1/9/2001
ISPH-0368	Antisense Modulation Of Bcl-X Expression	United States	6/2/1999	ISSUED 6,214,986 4/10/2001
ISPH-0410	Antisense Modulation of Bcl-X Expression	PCT	9/28/1999	Entered National Phase
ISPH-0552	Antisense Modulation of Bcl-X Expression	Australia	9/28/1999	Pending
ISPH-0553	Antisense Modulation of Bcl-X Expression	Canada	9/28/1999	Pending
ISPH-0554	Antisense Modulation of Bcl-X Expression	EPO	9/28/1999	Pending
ISPH-0555	Antisense Modulation of Bcl-X Expression	Japan	9/28/1999	Pending
ISPH-0556	Antisense Modulation of Bcl-X Expression	United States	4/3/2001	Pending
ISPH-0719	Antisense Modulation of Bcl-X Expression	United States	11/21/2002	Pending

Exhibit 8

PNA Patents

Docket No.	Title	Inventor	Country	Filing Date	Status
ISIS-0516	PEPTIDE NUCLEIC ACIDS (PNA)	Buchardt Egholm Neilson Berg	PCT	5/22/1992	Entered National Phase 11/24/1993
ISIS-0540	PEPTIDE NUCLEIC ACIDS, COMPOSITIONS THEREOF AND PROCESSES FOR USING THE SAME (as amended)	Buchardt Egholm Neilson Berg	US	11/22/1993	ISSUED 5/28/2002 6,395,474
ISIS-1017	NOVEL PEPTIDE NUCLEIC ACIDS	Neilson Buchardt Egholm Berg	US	4/26/1993	ISSUED 7/23/1996 5,539,082
ISIS-1052	CLEAVING DOUBLE - STRANDED DNA WITH PEPTIDE NUCLEIC ACIDS	Ecker Buchardt Egholm Nielsen Berg Mollegaard	US	07/02/1993	ISSUED 06/24/1997 5,641,625
ISIS-1108	DOUBLE-STRANDED PEPTIDE NUCLEIC ACIDS	Norden Wittung Buchardt Egholm Nielsen Berg	US	07/02/1993	ISSUED 05/08/2001 6,228,982
ISIS-1122	PEPTIDE NUCLEIC ACID COMBINATORIAL LIBRARIES AND IMPROVED METHODS OF SYNTHESIS	Cook Kiely Sprankle	US	02/23/1994	ISSUED 07/23/1996 5,539,083
ISIS-1158	PEPTIDE NUCLEIC ACID CONJUGATES	Nielsen Buchardt Hoist Lohse Egholm Manoharan	US	10/06/1994	Pending

Docket No.	Title	Inventor	Country	Filing Date	Status
Kiely Griffith Sprankle
ISIS-1236	PNA-DNA-PNA CHIMERIC MACROMOLEULES	Cook	US	11/24/1993	ISSUED 12/23/1997 5,700,922
ISIS-1422	NOVEL PEPTIDE NUCLEIC ACIDS	Buchardt Egholm Neilson Berg	PCT	4/25/1994	Entered National Phase 10/26/1995
ISIS-1504	DOUBLE-STRANDED PEPTIDE NUCLEIC ACIDS	Buchardt Egholm Nielsen Berg Norden Wittung	PCT	07/01/1994	Entered National Phase 12/11/1995
ISIS-1524	HIGHER ORDER STRUCTURE AND BINDING OF PEPTIDE NUCLEIC ACIDS	Ecker Buchardt Egholm Nielsen Berg Mollegaard	PCT	06/28/1994	Entered National Phase 01/02/1996
ISIS-1577	NOVEL PEPTIDE NUCLEIC ACIDS	Egholm Nielsen Buchardt Dueholm Christensen Coull Kiely Griffith	US	7/15/1994	ISSUED 9/17/2002
ISIS-1714	CHIRAL PEPTIDE NUCLEIC ACID MONOMERS AND OLIGOMERS	Nielsen Buchardt Lagriffoul	US	12/28/1994	ISSUED 11/02/1999 5,977,296
ISIS-1746	PNA-DNA-PNA CHIMERIC MACROMOLEULES	Cook	PCT	11/23/1994	Entered National Phase 5/24/1996
ISIS-1936	PNA COMBINATORIAL LIBRARIES AND IMPROVED METHODS OF SYNTHESIS	Cook Kiely Sprankle	PCT	02/22/1995	Entered National Phase 08/13/1996

Docket No.	Title	Inventor	Country	Filing Date	Status
ISIS-1958	PNA COMBINATORIAL LIBRARIES AND IMPROVED METHODS OF SYNTHESIS	Cook Kiely Sprankle	U.S.	08/13/1996	ISSUED 11/03/1998 5,831,014
ISIS-1993	PEPTIDE NUCLEIC ACIDS AND SYNTHETIC PROCEDURES THEREFOR	Buchardt Egholm Nielsen Berg	US	6/5/1995	Pending
ISPS-1999	PEPTIDE NUCLEIC ACIDS (PNA)	Buchardt Egholm Neilson Berg	US	6/6/1995	Pending
ISIS-2017	PEPTIDE NUCLEIC ACID COMBINATORIAL LIBRARIES AND IMPROVED METHODS OF SYNTHESIS	Cook Kiely Sprankle	U.S.	06/06/1995	Pending
ISIS-2018	COMPLEXES OF TWO PEPTIDE NUCLEIC ACID STRANDS AND ONE NUCLEIC ACID STRAND (as amended)	Ecker Buchardt Egholm Nielsen Berg Mollegaard	US	06/07/1995	ISSUED 11/16/1999 5,986,053
ISIS-2020	LINKED PEPTIDE NUCLEIC ACIDS	Egholm Kiely Griffith Coull Nielsen Buchardt Christensen Dueholm	PCT	07/13/1995	Entered National Phase 01/15/1997
ISIS-2041	LINKED PEPTIDE NUCLEIC ACIDS	Egholm Kiely Griffith Coull Nielsen Buchardt Christensen	US	04/23/1997	ISSUED 8/27/2002 6,441,130

Docket No.	Title	Inventor	Country	Filing Date	Status
Dueholm
ISIS-2091	PEPTIDE NUCLEIC ACID CONJUGATES	Nielsen Buchardt Hoist Lohse Egholm Manoharan Kiely Griffith Sprankle	PCT	10/06/1995	Entered National Phase 04/06/1997
ISIS-2112	PEPTIDE NUCLEIC ACID CONJUGATES	Nielsen Buchardt Hoist Lohse Egholm Manoharan Kiely Griffith Sprankle	US	4/4/1997	Pending
ISIS-2113	NOVEL PEPTIDE NUCLEIC ACIDS	Nielsen Buchardt Berg Egholm	US	02/01/1996	ISSUED 6/30/1998 5,773,571
ISIS-2141	PEPTIDE NUCLEIC ACID COMBINATORIAL LIBRARIES	Cook Kiely Sprankle	U.S.	01/17/1996	ISSUED 01/26/1999 5,864,010
ISIS-2169	SUBSTITUTED NUCLEIC ACID MIMICS FOR TRIPLEX AVOIDANCE	Christensen Hansen Nielsen	US	03/08/1996	Pending
ISIS-2270	PEPTIDE NUCLEIC ACIDS HAVING AMINO ACID SIDE CHAINS	Nielsen Buchardt Berg Egholm	US	07/24/1996	ISSUED 02/17/1998 5,719,262
ISIS-2271	PEPTIDE NUCLEIC ACIDS HAVING ENHANCED BINDING AFFINITY, SEQUENCE SPECIFICITY AND SOLUBILITY	Nielsen Buchardt Berg Egholm	US	07/24/1996	ISSUED 02/03/1998 5,714,331

Docket No.	Title	Inventor	Country	Filing Date	Status
ISIS-2272	PEPTIDE NUCLEIC ACIDS HAVING 2, 6-DIAMINOPURINE NUCLEOBASES	Nielsen Buchardt Berg Egholm	US	07/24/1996	ISSUED 07/02/2002 6,414,112
ISIS-2273	PEPTIDE NUCLEIC ACIDS HAVING ENHANCED BINDING AFFINITY AND SEQUENCE SPECIFICITY	Nielsen Buchardt Berg Egholm Nielsen Haaima Eldrup	US	07/24/1996	ISSUED 06/16/1998 5,766,855
ISIS-2418	PEPTIDE NUCLEIC ACID MONOMERS AND OLIGOMERS (as amended)	Nielsen Haaima Eldrup	US	05/23/1997	Pending
ISIS-2425	SUBSTITUTED NUCLEIC ACID MIMICS	Christensen Hansen Nielsen	PCT	03/07/1997	Entered National Phase 10/02/1998
ISIS-2447	SUBSTITUTED NUCLEIC ACID MIMICS	Christensen Hansen Nielsen	US	01/27/1999	Pending
ISIS-2451	CHIRAL PEPTIDE NUCLEIC ACIDS AND METHODS FOR PREPARING SAME	Teng	US	4/11/1997	ISSUED 1/18/2000 6,015,887
ISIS-2455	PEPTIDE NUCLEIC ACIDS HAVING AMINO ACID SIDE CHAINS	Nielsen Buchardt Berg Egholm	US	05/01/1997	ISSUED 07/28/1998 5,786,461
ISIS-2456	PEPTIDE NUCLEIC ACIDS HAVING ENHANCED BINDING AFFINITY, SEQUENCE SPECIFICITY AND SOLUBILITY	Nielsen Buchardt Berg Egholm	US	05/01/1997	ISSUED 04/07/1998 5,736,336
ISIS-2508	PNA-DNA-PNA CHIMERIC MACROMOLEULES	Cook	US	6/17/1997	Pending
ISIS-2513	PEPTIDE NUCLEIC ACIDS HAVING	Nielsen Buchardt	PCT	07/24/1997	Entered Nat’l Phase

Docket No.	Title	Inventor	Country	Filing Date	Status
	ENHANCED BINDING AFFINITY, SEQUENCE SPECIFICALLY AND SOLUBILITY	Berg Egholm			01/20/1999
ISIS-2535	PEPTIDE NUCLEIC ACIDS HAVING 2, 6-DIAMINOPURINE NUCLEOBASES	Nielsen Buchardt Egholm Berg	US	03/10/1999	Pending
ISIS-2918	CHIRAL PEPTIDE NUCLEIC ACIDS AND METHODS FOR PREPARING SAME	Teng	PCT	4/8/1998	Entered National Phase 10/11/1999
ISIS-3018	PEPTIDE NUCLEIC ACID MONOMERS AND OLIGOMERS	Nielsen Haaima Eldrup	PCT	05/22/1998	Entered National Phase 11/23/1999
ISIS-3044	PEPTIDE NUCLEIC ACID MONOMERS AND OLIGOMERS	Nielsen Haaima Eldrup	US	05/22/1998	Pending
ISIS-3045	CONJUGATED PEPTIDE NUCLEIC ACIDS HAVING ENHANCED CELLULAR UPTAKE	Nielsen Knudsen	WO	05/28/1998	Entered National Phase 11/28/1999
ISIS-3070	CONJUGATED PEPTIDE NUCLEIC ACIDS HAVING ENHANCED CELLULAR UPTAKE	Nielsen	US	02/15/2000	Under Final Rejection 10/17/2002
ISIS-3102	PNA-DNA-PNA CHIMERIC MACROMOLEULES	Cook	US	7/1/1998	ISSUED 8/21/2001 6,277,603
ISIS-3135	NOVEL PEPTIDE NUCLEIC ACIDS	Nielsen Buchardt Egholm Berg	US	06/29/1998	Pending
ISIS-3155	PNA COMBINATORIAL LIBRARIES AND	Cook Kiely Sprankle	U.S.	08/07/1998	ISSUED 03/20/2001 6,204,326

Docket No.	Title	Inventor	Country	Filing Date	Status
IMPROVED METHODS OF SYNTHESIS
ISIS-3292	PEPTIDE NUCLEIC ACIDS HAVING ANTIBACTERIAL ACTIVITY	Nielsen Good	US	07/06/2000	Pending
ISIS-3303	PEPTIDE NUCLEIC ACID INCORPORATING A CHIRAL BACKBONE	Nielsen Lagriffoul Buchardt	US	12/10/1998	ISSUED 03/13/2001 6,201,103
ISIS-3314	HISTIDINE-CONTAINING PEPTIDE NUCLEIC ACIDS	Nielsen Buchardt Berg Egholm	US	01/04/1999	ISSUED 08/22/2000 6,107,470
ISIS-3809	PEPTIDE NUCLEIC ACIDS HAVING 2, 6-DIAMINOPURINE NUCLEOBASES	Buchardt Nielsen Egholm Berg	US	06/21/1999	Pending
ISIS 4181	CONJUGATED PEPTIDE NUCLEIC ACIDS HAVING ENHANCED CELLULAR UPTAKE	Nielsen Knudsen	US	09/23/1999	ISSUED 02/26/2002 6,350,853
ISIS-4290	HIGHER ORDER STRUCTURE AND BINDING OF PEPTIDE NUCLEIC ACIDS	Ecker Buchardt Egholm Nielsen Berg Mollegaard	US	11/16/1999	Pending
ISIS-4399	MODULATION OF CELLULAR TRANSCRIPTION FACTOR ACTIVITY (as amended)	Norden Wittung Buchardt Egholm Nielsen Berg	US	07/06/2000	Pending
ISIS-4800	PEPTIDE NUCLEIC ACIDS HAVING 2, 6-DIAMINOPURINE NUCLEOBASES	Nielsen Buchardt Berg Egholm	US	09/18/2001	Published 10/10/2002
ISIS-4801	MODIFIED PEPTIDE NUCLEIC	Manoharan, Rajeev	U.S.	05/24/2002	Pending

Docket No.	Title	Inventor	Country	Filing Date	Status
ACIDS
ISIS-4946	CONJUGATED PEPTIDE NUCLEIC ACIDS HAVING ENHANCED CELLULAR UPTAKE	Nielsen Knudsen	US	11/19/2001	Published 12/12/2002
ISIS-5042	LINKED PEPTIDE NUCLEIC ACIDS	Egholm Nielsen Buchardt Dueholm Christensen Coull Kiely Griffith	US	07/01/2002	Pending
ISIS-5064	PEPTIDE NUCLEIC ACIDS (PNA)	Buchardt Egholm Nielsen Berg	US	05/23/2002	Pending
ISIS-5065	MODIFIED PEPTIDE NUCLEIC ACIDS	Manoharan, Rajeev	PCT	05/24/2002	Pending